              As Filed with the Securities and Exchange Commission
                               on August 10, 2006
                                                   REGISTRATION NO. 333-________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------
                             TRACTOR SUPPLY COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                    13-3139732
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification No.)


               200 POWELL PLACE
             BRENTWOOD, TENNESSEE                          37027
   (Address of Principal Executive Offices)              (Zip Code)


                             TRACTOR SUPPLY COMPANY
                            2006 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               ANTHONY F. CRUDELE
          SENIOR VICE PRESIDENT - CHIEF FINANCIAL OFFICER AND TREASURER
                             TRACTOR SUPPLY COMPANY
                                200 POWELL PLACE
                           BRENTWOOD, TENNESSEE 37027
                     (Name and address of agent for service)

                                 (615) 366-4600
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                J. PAGE DAVIDSON
                             BASS, BERRY & SIMS PLC
                        315 DEADERICK STREET, SUITE 2700
                           NASHVILLE, TENNESSEE 37238

                                           CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                       Proposed                     Proposed
Title of securities          Amount to be          maximum offering             maximum aggregate          Amount of
  to be registered          registered (1)        price per share (3)            offering price        registration fee (4)
--------------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.008 par value            2,750,000 (2)               $45.925                   $126,293,750              $12,555.43
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), includes an indeterminate number of shares which may be issuable as a result of any stock dividend, stock split, reorganization or similar transaction.

(2) The maximum number of shares of Common Stock with respect to which awards may be granted under the Tractor Supply Company 2006 Stock Incentive Plan will be 2,750,000 (which includes 747,203 shares with respect to which awards under the Registrant's 2000 Stock Incentive Plan (the "2000 Plan") were authorized but not awarded).

(3) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock on the Nasdaq National Market on August 8, 2006.

(4) In accordance with Rule 457(p) of the Securities Act, the aggregate total dollar amount of the registration fee is being offset by the dollar amount of registration fees previously paid in respect of unissued shares previously registered by the Registrant on its Form S-8 Registration Statement File No. 333-102768, filed on January 28, 2003 (the "2003 Registration Statement") which are being registered under this Registration Statement. The amount of the registration fee was calculated as the difference between the aggregate registration fee of $13,513.43 (calculated based on the number of 2006 Shares) less the sum of $958.00, which is the portion of the registration fee associated with the 747,203 unissued shares (calculated to account for the Registrant's August 2003 2-for-1 stock split) under the 2000 Plan that was previously paid in connection with the 2003 Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Tractor Supply Company (the "Registrant") has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(2) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2006 and July 1, 2006;

(3) The Registrant's Current Reports on Form 8-K filed with the Commission on February 2, 2006, February 21, 2006, April 26, 2006, April 27, 2006,
         May 10, 2006 and July 26, 2006;

(4) The description of the Registrant's Common Stock, $0.008 par value, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on January 31, 1994, as amended by the Form 8-A/A of the Registrant, filed with the Commission on February 14, 1994, and including all other amendments and reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         ------------------------------------------

Sections 145(a) and (b) of the Delaware General Corporation Law (the "DGCL") provide generally that a corporation has the power to indemnify its officers, directors, employees and agents against expenses, including attorneys' fees, judgments, fines and settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors, officers, employees or agents of the corporation (or serving or having served in such positions in another entity at the request of the corporation) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Article VI of the Amended and Restated By-Laws, as amended, of the Registrant provides that the Registrant shall indemnify, in the manner and to the fullest extent permitted by applicable law, any person who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, whether or not by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, fiduciary, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and settlement amounts, actually and reasonably incurred by such person in connection with such action.

As permitted by Section 102(b)(7) of the DGCL, the Registrant's Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant maintains directors' and officers' liability insurance which insures against certain liabilities that directors and officers of the Registrant may incur in such capacities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         None.

Item 8.  EXHIBITS.
         --------

4.1      Restated Certificate of Incorporation of the Registrant (filed as
         Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration No. 333-102768, filed with the Commission on January 28, 2003 and incorporated herein by reference).

4.2 Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-8, Registration No. 333-102768, filed with the Commission on January 28, 2003, and incorporated herein by reference).

4.3 Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.3 to Registrant's Registration Statement on Form S-8, Registration No. 333-102768, filed with the Commission on January 28, 2003, and incorporated herein by reference).

4.4 Third Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q, filed with the Commission on May 3, 2005, Commission File No. 000-23314, and incorporated herein by reference).

4.5 Amended and Restated By-laws of the Registrant (filed as Exhibit 3.7 to the Registrant's Registration Statement on Form S-1, Registration No. 33-73028, filed with the Commission on December 17, 1993, and incorporated herein by reference).

4.6 Amendment No. 1 to Amended and Restated By-Laws (filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on August 4, 2004, Commission File No. 000-23314, and incorporated herein by reference).

4.7 Amendment No. 2 to Amended and Restated By-Laws (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on May 3, 2005, Commission File No. 000-23314, and incorporated herein by reference).

4.8 Form of Specimen Certificate representing the Registrant's Common Stock, par value $.008 per share (filed as Exhibit 4.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-73028, filed with the Commission on December 17, 1993, and incorporated herein by reference).

5        Opinion of Bass, Berry & Sims PLC, counsel to the Registrant.

10 Tractor Supply Company 2006 Stock Incentive Plan (filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on April 27, 2006, and incorporated herein by reference).

23.1 Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2 Consent of Bass, Berry & Sims PLC, counsel to the Registrant (included in Exhibit 5).

24       Power of Attorney (included on signature page to this Registration
         Statement).

Item 9.  UNDERTAKINGS.
         ------------

         A.       The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                            PROVIDED, HOWEVER, that clauses (a)(1)(i) and
                            (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 10th day of August, 2006.

                                           TRACTOR SUPPLY COMPANY


                                            By:  /s/  Anthony F. Crudele
                                                --------------------------------
                                                Anthony F. Crudele
                                                Senior Vice President - Chief
                                                Financial Officer and Treasurer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Anthony F. Crudele and James F. Wright and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

                   Signature                                          Title                                Date
                   ---------                                          -----                                ----

 /s/ Anthony F. Crudele                              Senior Vice President - Chief Financial         August 10, 2006
--------------------------------------------         Officer and Treasurer (Principal
Anthony F. Crudele                                   Financial and Accounting Officer)

 /s/ James F. Wright                                 President and Chief Executive Officer           August 10, 2006
--------------------------------------------         and Director (Principal Executive
James F. Wright                                      Officer)


 /s/ Joseph H. Scarlett, Jr.                         Chairman of the Board                           August 10, 2006
--------------------------------------------
Joseph H. Scarlett, Jr.


 /s/ Jack C. Bingleman                               Director                                        August 10, 2006
--------------------------------------------
Jack C. Bingleman


 /s/ S. P. Braud                                     Director                                        August 10, 2006
--------------------------------------------
S. P. Braud


 /s/ Cynthia T. Jamison                              Director                                        August 10, 2006
--------------------------------------------
Cynthia T. Jamison


 /s/ Gerard E. Jones                                 Director                                        August 10, 2006
--------------------------------------------
Gerard E. Jones


 /s/ Joseph D. Maxwell                               Director                                        August 10, 2006
--------------------------------------------
Joseph D. Maxwell


 /s/ Edna K. Morris                                  Director                                        August 10, 2006
--------------------------------------------
Edna K. Morris


 /s/ Sam K. Reed                                     Director                                        August 10, 2006
-------------------------------------------
Sam K. Reed


 /s/ JOSEPH M. Rodgers                               Director                                        August 10, 2006
-------------------------------------------
Joseph M. Rodgers


                                  EXHIBIT INDEX

4.1      Restated Certificate of Incorporation of the Registrant (filed as
         Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration No. 333-102768, filed with the Commission on January 28, 2003 and incorporated herein by reference).

4.2 Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.2 to Registrant's Registration Statement on Form S-8, Registration No. 333-102768, filed with the Commission on January 28, 2003, and incorporated herein by reference).

4.3 Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.3 to Registrant's Registration Statement on Form S-8, Registration No. 333-102768, filed with the Commission on January 28, 2003, and incorporated herein by reference).

4.4 Third Certificate of Amendment of the Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q, filed with the Commission on May 3, 2005, Commission File No. 000-23314, and incorporated herein by reference).

4.5 Amended and Restated By-laws of the Registrant (filed as Exhibit 3.7 to the Registrant's Registration Statement on Form S-1, Registration No. 33-73028, filed with the Commission on December 17, 1993, and incorporated herein by reference).

4.6 Amendment No. 1 to Amended and Restated By-Laws (filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on August 4, 2004, Commission File No. 000-23314, and incorporated herein by reference).

4.7 Amendment No. 2 to Amended and Restated By-Laws (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on May 3, 2005, Commission File No. 000-23314, and incorporated herein by reference).

4.8 Form of Specimen Certificate representing the Registrant's Common Stock, par value $.008 per share (filed as Exhibit 4.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-73028, filed with the Commission on December 17, 1993, and incorporated herein by reference).

5        Opinion of Bass, Berry & Sims PLC, counsel to the Registrant.

10 Tractor Supply Company 2006 Stock Incentive Plan (filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on April 27, 2006, and incorporated herein by reference).

23.1 Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2 Consent of Bass, Berry & Sims PLC, counsel to the Registrant (included in Exhibit 5).

24       Power of Attorney (included on signature page to this Registration
         Statement).